UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2012

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 18, 2012, International Flavors & Fragrances Inc. (the “Company”) adopted a strategic initiative designed to strengthen the Company’s global go-to-market capabilities and improve profitability, particularly within the Fragrance Business Unit. As part of this initiative, the Functional Fragrances group within the Fragrance Business Unit will be reorganized into a global category structure similar to the approach used for Fine Fragrance & Beauty Care and Fragrance Ingredients. In addition, the Company will reallocate a portion of its Functional Fragrance resources from the developed markets to the emerging markets, increasing emphasis on its Singapore and Mexico creative centers. As a result of this initiative, approximately 70 positions globally will be eliminated in Fragrances as well as various parts of the organization. The Company will record a pre-tax charge of approximately $10 million, or $0.08 per diluted share after-tax, which is related to severance and other employee-related costs.

A copy of the press release announcing the restructuring initiative is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by International Flavors & Fragrances Inc. on January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Kevin C. Berryman
Name: Kevin C. Berryman
Title: Executive Vice President and Chief Financial Officer

Date: January 19, 2012